EXHIBIT 99.1

          ASTORIA FINANCIAL
[LOGO]    -----------------
          CORPORATION
One Astoria Federal Plaza, Lake Success, NY 11042-1085 (516) 327-3000

                                                                            NEWS
                                                                         RELEASE



                                                  Contact:  Peter J. Cunningham
                                                            Vice President
                                                            Investor Relations
                                                            (516) 327-7877

FOR IMMEDIATE RELEASE

     ASTORIA FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS OF $0.85 PER SHARE (CASH EARNINGS OF $1.22 PER SHARE)

              Record Mortgage Loan Production Totals $555.2 Million
               Quarterly Cash Dividend of $0.20 Per Share Declared

Lake Success, New York - July 16, 1998 -- Astoria Financial Corporation (Nasdaq:ASFC), the holding company for Astoria Federal Savings and Loan Association, today reported diluted earnings per common share of $0.85 for the second quarter ended June 30, 1998, a 14.9% increase from diluted earnings per common share of $0.74 for the 1997 second quarter. For the six months ended June 30, 1998, diluted earnings per common share increased 11.5%, to $1.65 from $1.48 for the comparable 1997 period.

     Astoria Financial's net income increased 55.6% to $23.7 million for the quarter ended June 30, 1998 from $15.2 million for the 1997 second quarter. Net income for the six months ended June 30, 1998 increased 49.9%, to $45.9 million from $30.6 million for the first half of 1997.

     Commenting on the second quarter results, George L. Engelke, Jr., Chairman, President and Chief Executive Officer of Astoria, said, "Our earnings momentum is continuing as evidenced by the double-digit growth in both earnings per share and net income reported for the second quarter and six months ended June 30, 1998."

Cash Earnings and Related Returns

     Cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include reported earnings plus the non-cash charges for goodwill amortization and amortization relating to certain employee stock plans and related tax benefit. Tangible equity generation, or cash earnings, measures Astoria's financial capacity for growth and/or payment of dividends. Cash earnings increased tangible equity in the 1998 second quarter by $33.4 million, or 41.3% more than reported earnings would indicate.

     Cash earnings available to common shareholders were $31.9 million, or $1.22 diluted earnings per common share, for the 1998 second quarter, an increase of 50.3% and 18.4%, respectively, over the $21.2 million, or $1.03 diluted earnings per common share reported for the 1997 second quarter. For the six months ended June 30, 1998, cash earnings available to common shrareholders were $62.9 million, or $2.41 diluted per common share, an increase of 47.4% and 17.0%, respectively, over the $42.6 million, or $2.06 diluted earnings per common share for the comparable 1997 period.

     The cash returns on average tangible equity for the second quarter and six months ended June 30, 1998 were 19.86% and 19.87%, respectively, versus 17.23% and 17.37%, respectively, for the comparable 1997 periods. The cash returns on average assets for the second quarter and six months ended June 30, 1998 were both 1.19%, versus 1.10% and 1.13%, respectively, for the comparable 1997 periods.

Board Declares Quarterly Cash Dividend

     The Board of Directors, at their July 15, 1998 meeting, declared a quarterly cash dividend of $0.20 per common share. The dividend will be payable on September 1, 1998 to shareholders of record at the close of business on August 14, 1998. This is the thirteenth consecutive quarterly cash dividend declared by the Company.

1998 Second Quarter and Six Month Earnings Summary

     Net interest income for the second quarter of 1998 increased 43.2% to $70.8 million, from $49.4 million for the 1997 second quarter. For the six months ended June 30, 1998, net interest income increased 42.2% to $140.7 million, from $98.9 million for the first six months of 1997. The three and six-month increases are primarily attributable to the growth in average interest-earning assets, primarily mortgage loans and mortgage-backed securities, and the acquisition of The Greater New York Savings Bank ("The Greater") following the close of business on September 30, 1997.

     Astoria's net interest margin was 2.64% and 2.68% for the quarter and six months ended June 30, 1998, respectively, compared to 2.62% and 2.70%, respectively, for the comparable 1997 periods. On a linked quarter basis the 1998 second quarter net interest margin was eight basis points lower than the 1998 first quarter, of which five basis points were attributable to one additional day of interest expense in the second quarter.

     The provision for loan losses for the quarter and six months ended June 30, 1998 was $314,000 and $614,000, respectively, compared to $1.4 million and $1.9 million for the comparable 1997 periods. The decreases in the provisions were due primarily to the increased coverage ratios. Please see page 9.

     Non-interest income for the quarter ended June 30, 1998, excluding net gains on sales of securities and loans, increased 60.7% to $5.7 million from $3.5 million for the comparable quarter of 1997. Non- interest income for the first half of 1998, excluding net gains on sales of securities and loans, increased 65.4% to $10.9 million from $6.6 million for the comparable 1997 period. The increases are primarily attributable to the acquisition of The Greater. The net gain on sales of securities and loans for the quarter and six months ended June 30, 1998 totaled $3.3 million and $5.4 million, respectively, compared to $1.1 million and $1.5 million, respectively, for the comparable 1997 periods.

     Total non-interest expense increased to $37.5 million for the quarter ended June 30, 1998 from $26.5 million for the 1997 second quarter and increased to $75.7 million for the first half of 1998 from $52.6 million for the first half of 1997. The increases were due primarily to the addition of The Greater's operations, a $2.8 million quarterly increase in amortization of goodwill related to the acquisition of The Greater and increased ESOP/RRP expense, due to an increase in the Company's common stock price. For the quarter and six months ended June 30, 1998, total non-interest expense, excluding the amortization of goodwill and amortization of ESOP/RRP stock ("cash non-interest expense") increased $7.5 million to $28.8 million and $15.6 million to $57.8 million, respectively.

     General and administrative expense ("G&A"), excluding non-cash amortization expense relating to ESOP/RRP stock ("cash G&A"), for the quarter and six months ended June 30, 1998, totaled $28.6 million and $57.6 million, respectively, compared to $21.0 million and $41.7 million, respectively, for the comparable 1997 periods. Importantly, Astoria's ratio of cash G&A expense to average assets decreased to 1.01% and 1.04%, for the quarter and six month periods ended June 30, 1998, from 1.09% and 1.10%, respectively, for the comparable periods last year. The cash efficiency ratios for the quarter and first half of 1998 were 37.36% and 38.00%, respectively, compared to 39.59% and 39.50%, respectively, for the comparable 1997 periods. Mr. Engelke commented, "The continuing downward trend in these very important operating ratios is evidence of our focus on efficiency and our ability to drive efficiency through acquisitions."

Balance Sheet Summary

     Total assets at June 30, 1998 increased to $11.6 billion, or 9.9% from December 31, 1997, and 6.2% from the $10.9 billion total reported at March 31, 1998. The increase in assets was due primarily to the increases in the mortgage loan and mortgage backed securities portfolios which were funded primarily through medium and long-term borrowings.

     Mortgage lending activity for the three and six month periods ended June 30, 1998, as detailed in the table below, increased 38.8% and 78.4% , respectively, over the comparable periods a year ago and was concentrated in one-to-four family mortgage loans. Loan prepayments in the 1998 second quarter totaled $203.9 million compared to $162.9 million in the 1998 first quarter.

                            Mortgage Loan Production

                            Three Months Ended            Three Months Ended
                              June 30, 1998                 June 30, 1997
Delivery Channel:
         Broker              $  375.7 million               $227.1 million
         Retail                 136.5 million                111.5 million
         Third Party             43.0 million                 61.2 million
                             ----------------               --------------
         Total               $  555.2 million               $399.8 million


                             Six Months Ended              Six Months Ended
                              June 30, 1998                 June 30, 1997
Delivery Channel:
         Broker              $  745.7 million               $350.6 million
         Retail                 245.8 million                162.3 million
         Third Party             96.9 million                 97.0 million
                             ----------------               --------------
         Total               $1,088.4 million               $609.9 million

     Commenting on the loan growth, Mr. Engelke said, "We continued to enjoy record mortgage loan production in the second quarter due to the success of our retail and broker lending programs coupled with significant refinancing activity during the quarter. Over 92%, or $512.2 million of our second quarter mortgage loan production was originated by Astoria through our retail and broker network."

     Loans, net, increased $248.1 million, or 5.4% from March 31, 1998 and $548.1 million, or 12.7% from December 31, 1997. The increases were concentrated in one-to-four family mortgage loans. While the loan portfolio continued to grow in the second quarter, non-performing assets declined to $52.4 million, or 0.45% of total assets at June 30, 1998, from $58.8 million, or 0.54% of total assets at March 31, 1998.

     Deposits at June 30, 1998 totaled $6.1 billion compared to $6.2 billion at March 31, 1998. Importantly, core deposits, including passbook savings, checking and money market accounts, increased 2.9% during the second quarter to 47.0% of total deposits from 44.9% at the end of the first quarter. Borrowings increased $746.7 million in the second quarter, primarily medium and long-term, and totaled $4.4 billion at June 30, 1998.

     At June 30, 1998, the cumulative one-year interest rate sensitivity gap was positive 4.82% compared to negative 4.07% at June 30, 1997.

     Stockholders' equity was $942.5 million, or 8.1% of total assets, at June 30, 1998 compared to $916.8 million, or 8.4% of total assets, at March 31, 1998. Astoria Federal continues to maintain capital ratios in excess of regulatory requirements. At June 30, 1998, core, tangible and risk-based capital ratios were 5.39%, 5.39% and 14.92%, respectively.

Astoria's Pending Acquisition of Long Island Bancorp, Inc.

     Astoria Financial Corporation announced on April 3, 1998, that it had entered into a definitive agreement pursuant to which Astoria will acquire Long Island Bancorp, Inc. (Nasdaq: LISB), a thrift institution with $6.3 billion in assets, $3.8 billion in deposits and 35 retail banking offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan production offices across Long Island and in New Jersey, Pennsylvania, Maryland, Virginia, North Carolina, South Carolina and Georgia. The transaction, subject to regulatory approvals and approval by the shareholders of both Astoria Financial Corporation and Long Island Bancorp, Inc., is anticipated to close at the end of the third quarter.

     Astoria Financial Corporation is the holding company for Astoria Federal Savings and Loan Association. With assets of $11.6 billion, Astoria Financial is the third largest publicly traded thrift institution in New York and eighth nationally. Established in 1888, Astoria Federal operates sixty-one retail banking offices and provides retail banking, mortgage and consumer loan services to over 390,000 customers.

     Note: Astoria Financial Corporation's news releases are available at no charge by fax through PR Newswire's "Company News on Call" at (800) 758-5804, extension 104529 or may be accessed on the Internet, web site:
http://www.prnewswire.com

This release may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products, and services.

                                  Tables Follow

                                      # # #

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)

                                                                               June 30,      December 31,
                                                                                 1998            1997
                                                                             ------------    ------------
ASSETS
Cash and due from banks                                                      $     23,120    $     31,780
Federal funds sold and repurchase agreements                                      161,704         110,550
Mortgage-backed securities available-for-sale (at estimated fair value)         3,174,963       2,700,920
Other securities available-for-sale (at estimated fair value)                     270,363         159,336
Mortgage-backed securities held-to-maturity
   (estimated fair value of $1,312,092 and $1,369,738, respectively)            1,300,542       1,361,404
Other securities held-to-maturity (estimated fair value of
   $1,186,390 and  $1,255,097, respectively)                                    1,179,347       1,249,045
Federal Home Loan Bank of New York stock                                           73,750          60,050
Loans receivable:
   Mortgage loans, net                                                          4,841,571       4,291,720
   Consumer and other loans                                                        49,401          53,286
                                                                             ------------    ------------
                                                                                4,890,972       4,345,006
   Less allowance for loan losses                                                  37,861          40,039
                                                                             ------------    ------------
   Loans receivable, net                                                        4,853,111       4,304,967

Real estate owned and investments in real estate, net                              11,763          16,264
Accrued interest receivable                                                        62,758          60,318
Premises and equipment, net                                                       116,036         113,727
Goodwill                                                                          253,043         258,159
Other assets                                                                       95,051         101,873
                                                                             ------------    ------------
TOTAL ASSETS                                                                 $ 11,575,551    $ 10,528,393
                                                                             ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Deposits                                                                  $  6,092,713    $  6,220,918
   Reverse repurchase agreements                                                4,120,000       2,882,765
   Federal Home Loan Bank of New York advances                                    270,114         390,016
   Mortgage escrow funds                                                           55,994          45,217
   Accrued expenses and other liabilities                                          94,254          90,053
                                                                             ------------    ------------
TOTAL LIABILITIES                                                              10,633,075       9,628,969
                                                                             ------------    ------------
Stockholders' equity:
   Preferred stock, $1.00 par value; 5,000,000 shares authorized:
       Series A (325,000 shares authorized and -0- issued and outstanding)             --              --
       Series B (2,000,000 shares authorized, issued and outstanding)               2,000           2,000
   Common stock, $.01 par value; (200,000,000 and 70,000,000 shares authorized, respectively; 26,531,645 and 26,451,252 issued,
       respectively; 26,530,706 and 26,197,768 outstanding, respectively)             265             265
   Additional paid-in capital                                                     509,479         497,284
   Retained earnings - substantially restricted                                   445,399         430,549
   Treasury stock (939 and 253,484 shares, at cost, respectively)                     (53)        (13,867)
   Accumulated other comprehensive income:
       Net unrealized gains on securities, net of taxes                             7,099           7,918
   Unallocated common stock held by ESOP                                          (19,988)        (21,488)
   Unearned common stock held by RRPs                                              (1,725)         (3,237)
                                                                             ------------    ------------
TOTAL STOCKHOLDERS' EQUITY                                                        942,476         899,424
                                                                             ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 11,575,551    $ 10,528,393
                                                                             ============    ============

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share Data)

                                                              Three Months Ended          Six Months Ended
                                                                    June 30,                  June 30,
                                                          -------------------------   -------------------------
                                                              1998          1997          1998          1997
                                                          -----------   -----------   -----------   -----------
Interest income:
   Mortgage loans                                         $    89,815   $    56,831   $   174,607   $   109,385
   Consumer and other loans                                     1,187         1,404         2,415         2,850
   Mortgage-backed securities                                  71,341        56,536       141,199       115,461
   Other securities                                            26,405        16,662        53,963        31,942
   Federal funds sold and repurchase agreements                 3,060         3,979         4,554         4,847
                                                          -----------   -----------   -----------   -----------
Total interest income                                         191,808       135,412       376,738       264,485
                                                          -----------   -----------   -----------   -----------
Interest expense:
   Deposits                                                    63,282        48,935       127,277        96,494
   Borrowed funds                                              57,718        37,032       108,793        69,090
                                                          -----------   -----------   -----------   -----------
Total interest expense                                        121,000        85,967       236,070       165,584
                                                          -----------   -----------   -----------   -----------
Net interest income                                            70,808        49,445       140,668        98,901
Provision for loan losses                                         314         1,414           614         1,914
                                                          -----------   -----------   -----------   -----------
Net interest income after provision for loan losses            70,494        48,031       140,054        96,987
                                                          -----------   -----------   -----------   -----------
Non-interest income:
   Customer service and loan fees                               4,316         2,620         8,093         5,235
   Net gain on sales of securities and loans                    3,324         1,138         5,427         1,516
   Other                                                        1,344           903         2,853         1,381
                                                          -----------   -----------   -----------   -----------
Total non-interest income                                       8,984         4,661        16,373         8,132
                                                          -----------   -----------   -----------   -----------
Non-interest expense:
   General and administrative:
     Compensation and benefits                                 13,805         9,965        27,375        20,077
     Employee stock plans amortization expense                  3,862         3,156         8,201         6,208
     Occupancy, equipment and systems                           8,623         5,919        18,380        11,917
     Federal deposit insurance premiums                           976           762         1,752         1,572
     Advertising                                                  732         1,146         1,392         2,060
     Other                                                      4,433         3,178         8,700         6,051
                                                          -----------   -----------   -----------   -----------
   Total general and administrative                            32,431        24,126        65,800        47,885
   Real estate operations and provision for losses, net           218           306           218           482
   Amortization of goodwill                                     4,865         2,110         9,653         4,220
                                                          -----------   -----------   -----------   -----------
Total non-interest expense                                     37,514        26,542        75,671        52,587
                                                          -----------   -----------   -----------   -----------

Income before income tax expense                               41,964        26,150        80,756        52,532
Income tax expense                                             18,301        10,943        34,824        21,891
                                                          -----------   -----------   -----------   -----------

NET INCOME                                                     23,663        15,207        45,932        30,641
                                                          -----------   -----------   -----------   -----------

Preferred dividends declared                                    1,500            --         3,000            --
                                                          -----------   -----------   -----------   -----------

Net income available to common shareholders               $    22,163   $    15,207   $    42,932   $    30,641
                                                          ===========   ===========   ===========   ===========

Basic earnings per common share (1)                       $      0.89   $      0.79   $      1.73   $      1.59
                                                          ===========   ===========   ===========   ===========
Diluted earnings per common share (1)                     $      0.85   $      0.74   $      1.65   $      1.48
                                                          ===========   ===========   ===========   ===========


Basic weighted average common shares (1)                   24,856,243    19,205,852    24,746,998    19,311,107
Diluted weighted average common and common
   equivalent shares (1)                                   26,111,418    20,545,394    26,079,264    20,683,968

(1) Prior year amounts have been restated as a result of the implementation of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128").

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED SCHEDULE OF CASH EARNINGS
(In Thousands, Except Share Data)

                                                       Three Months Ended         Six Months Ended
                                                             June 30,                 June 30,
                                                      --------------------      --------------------
                                                        1998         1997         1998         1997
                                                      -------      -------      -------      -------
Net Income                                            $23,663      $15,207      $45,932      $30,641
Add back:
   Employee stock plans amortization expense            3,862        3,156        8,201        6,208
   Amortization of goodwill                             4,865        2,110        9,653        4,220
   Income tax benefit on amortization expense of
     earned portion of RRP stock                        1,038          766        2,076        1,573
                                                      -------      -------      -------      -------
Cash Earnings                                          33,428       21,239       65,862       42,642
                                                      -------      -------      -------      -------

Preferred dividends declared                            1,500           --        3,000           --
                                                      -------      -------      -------      -------

Cash earnings available to common shareholders        $31,928      $21,239      $62,862      $42,642
                                                      =======      =======      =======      =======


Basic earnings per common share (1)                   $  1.28      $  1.11      $  2.54      $  2.21
                                                      =======      =======      =======      =======
Diluted earnings per common share (1)                 $  1.22      $  1.03      $  2.41      $  2.06
                                                      =======      =======      =======      =======


(1) Based on the weighted average shares used to calculate earnings per share on the Consolidated Statements of Operations. Prior year amounts have been restated as a result of the implementation of SFAS No. 128.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

SELECTED FINANCIAL RATIOS AND OTHER DATA

                                                                                  At or For the              At or For the
                                                                               Three Months Ended           Six Months Ended
                                                                                     June 30,                   June 30,
                                                                               ------------------          -----------------
                                                                                1998         1997          1998         1997
                                                                               -----        -----          ----        -----
                                                                                  (Annualized)               (Annualized)
Selected Financial & Market Data
   Return on average stockholders' equity                                      10.18%       10.30%         9.99%       10.40%
   Cash return on average stockholders' equity(1)                              14.39        14.39         14.33        14.47
   Return on average common stockholders' equity                               10.08        10.30          9.88        10.40
   Cash return on average common stockholders' equity(1)                       14.52        14.39         14.46        14.47
   Return on average tangible stockholders' equity                             14.06        12.33         13.86        12.48
   Cash return on average tangible stockholders' equity(1)                     19.86        17.23         19.87        17.37
   Return on average assets                                                     0.84         0.79          0.83         0.81
   Cash return on average assets(1)                                             1.19         1.10          1.19         1.13
   Net interest spread                                                          2.31         2.23          2.36         2.35
   Net interest margin                                                          2.64         2.62          2.68         2.70
   General and administrative expenses
      to average assets                                                         1.15         1.25          1.19         1.27
   Cash general and administrative expenses
      to average assets(2)                                                      1.01         1.09          1.04         1.10
   Efficiency ratio                                                            42.41        45.55         43.41        45.38
   Cash efficiency ratio(2)                                                    37.36        39.59         38.00        39.50
   Cash dividends paid per common share                                   $     0.20    $    0.15     $    0.40    $    0.26
   Book value per common share                                                                            33.64        28.59
   Tangible book value per common share                                                                   24.10        24.01



Asset Quality Ratios
   Non-performing loans/total loans                                                                        0.84%        0.94%
   Non-performing loans/total assets                                                                       0.35         0.38
   Non-performing assets/total assets                                                                      0.45         0.51
   Allowance for loan losses/non-performing loans                                                         93.12        51.74
   Allowance for loan losses/non-accrual loans                                                           119.05        62.53
   Allowance for loan losses/total loans                                                                   0.78         0.48

Capital Ratios (Astoria Federal)
   Tangible                                                                                                5.39%        5.69%
   Core                                                                                                    5.39         5.69
   Risk-based                                                                                             14.92        15.98

Other Data
(Dollars in Millions)
   Average equity/average assets                                                8.24%        7.64%         8.33%        7.81%
   Average tangible equity/average tangible assets                              6.11         6.47          6.15         6.59
   Cumulative one year interest - sensitivity gap                                                          4.82        (4.07)
   Cumulative one year interest - sensitivity gap (3)                                                     21.74        11.39

   Non-performing assets                                                                                 $   52       $   39
   Non-performing loans                                                                                      41           29
   90 days past maturity but still accruing                                                                   9            5
   Non-accrual loans                                                                                         32           24


(1) Excluding non-cash charge for amortization of goodwill, employee stock plans and related tax benefit.

(2)  Excluding non-cash charge for amortization of employee stock plans.

(3) Assumes available-for-sale portfolio categorized within the one year maturing or repricing category.

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

                              AVERAGE BALANCE SHEET

                                                                       Three Months Ended June 30,
                                               -------------------------------------------------------------------------------------
                                                                1998                                       1997
                                               ---------------------------------------    ------------------------------------------
                                                                               Average                                   Average
                                                 Average                       Yield/       Average                       Yield/
  (Dollars in Thousands)                         Balance        Interest        Cost        Balance         Interest       Cost
------------------------------------------------------------------------------------------------------------------------------------
Assets:                                                                      (Annualized)
  Interest-earning assets:
      Mortgage loans                           $ 4,730,204     $    89,815      7.60%     $ 2,865,678      $    56,831     7.93%
      Consumer and other loans                      50,847           1,187      9.34           57,138            1,404     9.83
      Mortgage-backed securities (1)             4,264,573          71,341      6.69        3,364,564           56,536     6.72
      Other securities (1)                       1,478,334          26,405      7.14          975,430           16,662     6.83
      Federal funds sold and
           repurchase agreements                   215,902           3,060      5.67          287,357            3,979     5.54
                                               -----------     -----------                -----------      -----------
  Total interest-earning assets                 10,739,860         191,808      7.14        7,550,167           35,412     7.17
                                                               -----------                                 -----------
  Non-interest-earning assets                      533,818                                    170,284
                                               -----------                                -----------
Total assets                                   $11,273,678                                $ 7,720,451
                                               ===========                                ===========

Liabilities and stockholders' equity:
  Interest-bearing liabilities:
      Savings                                  $ 1,707,314     $    10,884      2.55%     $ 1,125,850      $     7,121     2.53%
      Certificates of deposit                    3,297,075          44,093      5.35        2,731,311           37,253     5.46
      NOW                                           90,823             284      1.25           40,320              126     1.25
      Money market                                 598,921           7,217      4.82          336,522            3,870     4.60
      Money manager                                257,103             804      1.25          209,259              565     1.08
      Borrowed funds                             4,060,028          57,718      5.69        2,518,102           37,032     5.88
                                               -----------     -----------                -----------      -----------
  Total interest-bearing liabilities            10,011,264         121,000      4.83        6,961,364           85,967     4.94
                                                               -----------                                 -----------
  Non-interest-bearing liabilities                 332,984                                    168,806
                                               -----------                                -----------
Total liabilities                               10,344,248                                  7,130,170
Stockholders' equity                               929,430                                    590,281
                                               -----------                                -----------
Total liabilities and stockholders' equity     $11,273,678                                $ 7,720,451
                                               ===========                                ===========
 Net interest income/net interest
        rate spread (2)                                        $    70,808      2.31%                      $    49,445     2.23%
                                                               ===========      ====                       ===========     ====
 Net interest earning assets/net
     interest margin (3)                       $   728,596                      2.64%     $   588,803                      2.62%
                                               ===========                      ====      ===========                      ====
 Ratio of interest-earning assets
    to interest-bearing liabilities                   1.07x                                      1.08x
                                               ===========                                ===========

(1)  Securities available-for-sale are reported at average amortized cost.

(2) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

                              AVERAGE BALANCE SHEET

                                                                             Six Months Ended June 30,
                                               -------------------------------------------------------------------------------------
                                                                1998                                       1997
                                               ---------------------------------------    ------------------------------------------
                                                                               Average                                   Average
                                                 Average                       Yield/       Average                       Yield/
  (Dollars in Thousands)                         Balance        Interest        Cost        Balance         Interest       Cost
------------------------------------------------------------------------------------------------------------------------------------
Assets:                                                                          (Annualized)
  Interest-earning assets:
    Mortgage loans                             $ 4,573,383     $   174,607      7.64%     $ 2,763,686      $   109,385     7.92%
    Consumer and other loans                        51,917           2,415      9.30           57,534            2,850     9.91
    Mortgage-backed securities (1)               4,215,532         141,199      6.70        3,396,579          115,461     6.80
    Other securities (1)                         1,495,507          53,963      7.22          926,397           31,942     6.90
    Federal funds sold and
      repurchase agreements                        162,371           4,554      5.61          177,317            4,847     5.47
                                               -----------     -----------                -----------      -----------
  Total interest-earning assets                 10,498,710         376,738      7.18        7,321,513          264,485     7.22
                                                               -----------                                 -----------
  Non-interest-earning assets                      537,584                                    223,812
                                               -----------                                -----------
Total assets                                   $11,036,294                                $ 7,545,325
                                               ===========                                ===========

Liabilities and stockholders' equity:
  Interest-bearing liabilities:
    Savings                                    $ 1,705,501     $    21,745      2.55%     $ 1,128,860      $    14,280     2.53%
    Certificates of deposit                      3,369,520          89,838      5.33        2,727,418           73,934     5.42
    NOW                                             86,354             540      1.25           55,512              347     1.25
    Money market                                   564,777          13,555      4.80          304,769            6,751     4.43
    Money manager                                  255,772           1,599      1.25          212,942            1,182     1.11
    Borrowed funds                               3,811,478         108,793      5.71        2,368,845           69,090     5.83
                                               -----------     -----------                -----------      -----------
  Total interest-bearing liabilities             9,793,402         236,070      4.82        6,798,346          165,584     4.87
                                                               -----------                                 -----------
  Non-interest-bearing liabilities                 323,617                                    157,689
                                               -----------                                -----------
Total liabilities                               10,117,019                                  6,956,035
Stockholders' equity                               919,275                                    589,290
                                               -----------                                -----------
Total liabilities and stockholders' equity     $11,036,294                                $ 7,545,325
                                               ===========                                ===========

Net interest income/net interest
  rate spread (2)                                              $   140,668      2.36%                      $    98,901     2.35%
                                                               ===========      ====                       ===========     ====
Net interest earning assets/net
  interest margin (3)                          $   705,308                      2.68%     $   523,167                      2.70%
                                               ===========                      ====      ===========                      ====
 Ratio of interest-earning assets
  to interest-bearing liabilities                     1.07x                                      1.08x
                                               ===========                                ===========

(1)  Securities available-for-sale are reported at average amortized cost.

(2) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.